As filed with the Securities and Exchange Commission on August 18, 2011
       Registration No. 333-171112

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Post-Effective Amendment No. 1 to
FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

PROSPER MARKETPLACE, INC.
(Exact name of registrant as specified in its charter)

Delaware	6199	73-1733867
(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number)	Identification Number)

111 Sutter Street, 22nd Floor
San Francisco, CA  94104
(415) 593-5400
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Amended and Restated Prosper Marketplace, Inc. 2005 Stock Plan
(Full title of the plans)

Sachin Adarkar, Esq. General Counsel 111 Sutter Street, 22nd Floor San Francisco, CA 94104 (415) 593-5400	Copies to: Keir D. Gumbs, Esq. Covington & Burling LLP 1201 Pennsylvania Avenue, NW Washington, DC 20004 (202) 662-6000
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒

EXPLANATORY NOTE

Pursuant to Item 512(a)(3) of Regulation S-K, this Post-Effective Amendment No. 1 (this “Amendment”) to the Registration Statement on Form S-8 (Registration No. 333-171112) filed with the Securities and Exchange Commission (the “Commission”) on December 10, 2010 (the “Registration Statement”) deregisters 8,553,657 shares of common stock, par value $0.001 per share, of Prosper Marketplace, Inc. (“Common Stock”), which were registered under the Registration Statement but remain unsold (the “Remaining Shares”).  Concurrently with the filing of this Amendment, the registrant is filing a new Registration Statement on Form S-8 (the “New Registration Statement”), which registers 12,104,532 shares of Common Stock, including the Remaining Shares.  In accordance with Instruction E to the General Instructions to Form S-8 and interpretations of the Division of Corporation Finance of the Commission, the portion of the registration fee allocable to the Remaining Shares, which the registrant paid to the Commission in connection with the original filing of the Registration Statement, is carried forward to the New Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to be signed on its behalf by the undersigned, thereunto duly authorized in the City of San Francisco, California, on August 17, 2011.

PROSPER MARKETPLACE, INC.

By:	/s/ Christian A. Larsen
Christian A. Larsen
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons on behalf of the Registrant and in the capacities and on the dates indicated.

Name	Title	Date

/s/ Christian A. Larsen		August 17, 2011
Christian A. Larsen	Chief Executive Officer (principal executive officer); Director

/s/ Kirk T. Inglis		August 17, 2011
Kirk T. Inglis	Chief Financial Officer (principal financial and accounting officer); Chief Operating Officer

/s/ James W. Breyer		August 17, 2011
James W. Breyer	Director

/s/ Lawrence W. Cheng		August 17, 2011
Lawrence W. Cheng	Director

/s/ Jerome Contro		August 17, 2011
Jerome Contro	Director

/s/ Court B. Coursey		August 17, 2011
Court B. Coursey	Director

/s/ Tim Draper		August 17, 2011
Tim Draper	Director

/s/ Nigel W. Morris		August 17, 2011
Nigel W. Morris	Director